UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2008 (March 7, 2008)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)

On March 7, 2008, the Board of Directors of State Auto Financial Corporation (the “Company”) approved amendments to certain of the Company’s stock option plans to include a provision prohibiting the repricing of stock options granted under such plans after their grant date except with the prior approval of the Company’s shareholders. The amendment to each stock option plan has been filed as an exhibit to this Current Report on Form 8-K.

In addition, on March 7, 2008, the Board of Directors of the Company approved an amendment to the Company’s Long-Term Incentive Plan to designate the specific peer group to be used as part of the qualifying performance criteria under this plan. The amendment to the Long-Term Incentive Plan has been filed as an exhibit to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Fourth Amendment to State Auto Financial Corporation 1991 Stock Option Plan.

10.2	Third Amendment to State Auto Financial Corporation 1991 Directors’ Stock Option Plan.

10.3	Sixth Amendment to State Auto Financial Corporation 2000 Directors Stock Option Plan.

10.4	First Amendment to the State Auto Financial Corporation 1998 State Auto Agents’ Stock Option Plan.

10.5	First Amendment to the State Auto Financial Corporation Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date:	March 13, 2008	By	/s/ James A. Yano
Vice President and General Counsel